Exhibit 17.1

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 29, 2016 with respect to the financial statements of Algae Dynamics Corp. included in this Registration Statement (Form S-1) and related Prospectus of Algae Dynamics Corp. for the registration of the resale of 2,373,289 common shares of Algae Dynamics Corp.

/s/ McGovern, Hurley, Cunningham, LLP

McGovern, Hurley, Cunningham, LLP

Chartered Accountants

Licensed Public Accountants

August 19, 2016

Toronto, Canada